Exhibit 99.1

Tabula Rasa HealthCare Reports Third Quarter 2021 Results

●	Third quarter revenue grew 23% year-over-year to $86.6 million.
●	Third quarter organic revenue growth of 17% compares with 1% during the first half of 2021.
●	MedWise HealthCare software subscriptions revenue of $11.8 million increased 16% year-over-year and 17% on a sequential basis as compared to the second quarter of 2021.

MOORESTOWN, N.J., November 4, 2021 /PRNewswire/ -- Tabula Rasa HealthCare, Inc. (“TRHC”) (Nasdaq: TRHC), a leading healthcare technology company advancing the safe use of medications, today reported financial results for the third quarter ended September 30, 2021.

“Our improved third quarter revenue growth was driven by continued strength in PACE and our CareVention HealthCare segment. While I am pleased with our markedly improved organic growth, we are not satisfied with these results and are taking a number of important steps to better position the company to deliver higher growth in 2022 and ultimately increase shareholder value,” said Calvin H. Knowlton, PhD, TRHC’s Chief Executive Officer, Chairman and Founder.

Third Quarter 2021 Financial Results

All comparisons, unless otherwise noted, are to the three months ended September 30, 2020.

●	Total revenue - Total revenue of $86.6 million increased 23% compared to $70.5 million in 2020. Total revenue included product revenue of $50.6 million, an increase of 29%, and solutions (i.e., software and services) revenue of $36.0 million, an increase of 15%. The October 2020 acquisition of Personica contributed 6% of inorganic growth during the third quarter.

●	Total revenue by segment

o	CareVention HealthCare revenue increased 29% to $65.0 million, comprised of $50.3 million of PACE product revenue (up 29%) and $14.7 million of PACE solutions revenue (up 31%). Personica contributed 8% of inorganic growth to overall segment growth and continues to perform in line with our original projections. Our net PACE enrollment for the third quarter represented a continuation of the strong recovery that began in March 2021 with third quarter net enrollment increasing more than three-fold as compared with the third quarter of 2020.

o	MedWise HealthCare revenue increased 7% to $21.6 million, primarily comprised of software subscriptions revenue of $11.8 million (up 16%), in-line with our expectations, and medication safety services revenue of $9.5 million (down 4%). Medication safety services revenue fell short of our internal projections with the primary factor being hiring challenges within our tele-pharmacy call centers. As of today, we are adequately staffed to deliver on our fourth quarter medication safety services revenue projections.

●	GAAP net loss - Net loss was $17.1 million compared to a net loss of $21.6 million with the improvement driven by a $16.1 million increase in total revenue, offset by a $14.2 million, or 19%, increase in combined cost of revenue, research and development, sales and marketing, and general and administrative expenses.

●	Non-GAAP Adjusted EBITDA - Non-GAAP Adjusted EBITDA of $5.7 million (6.6% margin) increased 12% as compared with $5.1 million (7.2% margin) in 2020. Our investments across the business, led by sales and marketing expenses, have moderated in recent quarters but remain elevated when compared to 2020.

●	Non-GAAP Adjusted EBITDA by segment - Excluding $10.9 million of shared services:

o	CareVention HealthCare non-GAAP Adjusted EBITDA of $14.0 million (21.6% margin) increased 10% as compared to $12.7 million (25.3% margin) a year ago.

o	MedWise HealthCare non-GAAP Adjusted EBITDA of $2.6 million (12.1% margin) increased 159% as compared to $1.0 million (5.0% margin) a year ago.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Future Outlook

Based on current market conditions and our expectations as of today, we are introducing fourth quarter 2021 guidance and revised full year 2021 guidance, as summarized below.

For the fourth quarter 2021, we expect:

●	Total revenue in the range of $84 million to $86 million represents growth of 9% to 12%, all of which is organic.
●	Adjusted EBITDA in the range of $4 million to $5 million as compared with $4.7 million a year ago.

For the full year 2021, we expect:

●	Total revenue in the range of $329.6 million to $331.6 million represents growth of 11% to 12% with organic growth of 7%.
●	Adjusted EBITDA in the range of $19.3 million to $20.3 million as compared with $21.8 million a year ago

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	LOW	HIGH	LOW	HIGH

	(in millions except percentages)
Total revenue	$84.0	$86.0	$329.6	$331.6
Year over year growth	9%	12%	11%	12%
GAAP net loss	$(19.8)	$(18.8)	$(77.5)	$(76.5)
Adjusted EBITDA	$4.0	$5.0	$19.3	$20.3
Adjusted EBITDA margin	5%	6%	6%	6%

Quarterly Conference Call

The third quarter 2021 earnings conference call and webcast will be held tomorrow, Friday, November 5, 2021, at 8:30 a.m. ET. The conference call can be accessed by dialing 844-413-0947 for U.S. participants or 216-562-0423 for international participants, and referencing passcode 5917496 or via a live audio webcast available online at TRHC’s investor website (ir.trhc.com). An audio webcast replay will be available approximately two hours after completion of the call for a period of 90 days thereafter at ir.trhc.com and a replay will be available for seven days by dialing 855-859-2056 for U.S. participants or 404-537-3406 for international participants and referencing passcode 5917496.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combatting medication overload and reducing adverse drug events – the fourth leading cause of death in the U.S. TRHC’s proprietary technology solutions, including DoseMeRx™ and MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with GAAP, TRHC is also reporting Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted EPS, each of which is considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net income or loss excluding certain other expenses, which includes interest expense, provision (benefit) for income tax, depreciation and amortization, change in fair value of acquisition-related contingent consideration expense, settlement costs, severance expense incurred in 2021 related to a realignment of resources, acquisition-related expense, and stock-based compensation expense. TRHC defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. TRHC defines Adjusted Diluted EPS as net income or loss before fair value adjustments for acquisition-related contingent consideration, amortization of acquired intangibles, amortization of debt discount and issuance costs, settlement costs, severance expense incurred in 2021 related to a realignment of resources, stock-based compensation expense, and the tax impact of those items using a normalized tax rate on pre-tax income (loss) adjusted for those items expressed on a per share basis using weighted average diluted shares outstanding. TRHC considers acquisition-related expense to include non-recurring direct transaction and integration costs, severance, and the impact of purchase accounting adjustments related to the fair value of acquired deferred revenue. TRHC believes the exclusion of these items assists in providing a more complete understanding of the company’s underlying operations results and trends and allows for comparability with TRHC’s peer company index and industry and to be more consistent with TRHC’s expected capital structure on a going forward basis. Please note that other companies may define their non-GAAP financial measures differently than TRHC.

TRHC presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. TRHC uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. TRHC also intends to provide these non-GAAP financial measures as part of the company's future earnings discussions and, therefore, their inclusion should provide consistency in the company's financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of Adjusted EBITDA and Adjusted Diluted EPS to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that we believe to be reasonable as of today’s date. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include TRHC’s expectations regarding healthcare regulations, industry trends, available opportunities to TRHC, the financial and operating performance of TRHC, the impacts of the COVID-19 pandemic and TRHC’s expectations for the remainder of 2021. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. These forward-looking statements are based on management's good-faith expectations, judgements and assumptions as of the date of this press release. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the impacts of the ongoing COVID-19 pandemic and other health epidemics; our continuing losses and need to achieve profitability; fluctuations in our financial results; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable governmental regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; the requirements of being a public company; our ability to recognize the expected benefits from acquisitions on a timely basis or at all; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 26, 2021, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.trhc.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$11,347	$23,362
Restricted cash	4,014	5,170
Accounts receivable, net	31,736	32,516
Inventories	5,127	4,261
Prepaid expenses	5,344	3,739
Client claims receivable	15,284	14,412
Other current assets	15,398	9,752
Total current assets	88,250	93,212
Property and equipment, net	13,234	15,070
Operating lease right-of-use assets	21,935	21,711
Software development costs, net	40,297	27,882
Goodwill	170,835	170,862
Intangible assets, net	161,626	183,094
Other assets	4,801	2,609
Total assets	$500,978	$514,440
Liabilities and stockholders’ equity
Current liabilities:
Current portion of finance leases	$—	$4
Current operating lease liabilities	4,706	4,402
Acquisition-related contingent consideration	—	166
Acquisition-related notes payable	3,995	16,662
Accounts payable	13,019	11,245
Client claims payable	8,157	7,773
Accrued expenses and other liabilities	35,443	31,968
Total current liabilities	65,320	72,220
Line of credit	27,500	10,000
Long-term debt, net	318,969	239,285
Noncurrent operating lease liabilities	20,152	20,381
Deferred income tax liability, net	1,226	3,354
Other long-term liabilities	563	671
Total liabilities	433,730	345,911

Stockholders' equity:
Common stock	2	2
Treasury stock	(4,292)	(4,018)
Additional paid-in capital	310,514	352,445
Accumulated deficit	(238,976)	(179,900)
Total stockholders’ equity	67,248	168,529
Total liabilities and stockholders’ equity	$500,978	$514,440

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$50,636	$39,365	$139,496	$115,825
Service revenue	35,950	31,141	106,079	104,342
Total revenue	86,586	70,506	245,575	220,167
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	38,770	28,638	105,326	84,879
Service cost	22,392	20,610	67,126	64,140
Total cost of revenue, exclusive of depreciation and amortization	61,162	49,248	172,452	149,019
Operating expenses:
Research and development	4,984	5,101	14,893	13,750
Sales and marketing	6,218	5,030	18,786	15,597
General and administrative	16,870	15,620	54,360	48,914
Change in fair value of acquisition-related contingent consideration expense	—	2,005	—	2,605
Depreciation and amortization	12,099	12,199	35,343	32,323
Total operating expenses	40,171	39,955	123,382	113,189
Loss from operations	(14,747)	(18,697)	(50,259)	(42,041)
Interest expense, net	2,230	4,722	6,959	14,000
Loss before income taxes	(16,977)	(23,419)	(57,218)	(56,041)
Income tax expense (benefit)	134	(1,830)	466	(5,705)
Net loss	$(17,111)	$(21,589)	$(57,684)	$(50,336)
Net loss per share, basic and diluted	$(0.73)	$(0.99)	$(2.48)	$(2.33)
Weighted average common shares outstanding, basic and diluted	23,407,391	21,779,808	23,230,138	21,571,214

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(57,684)	$(50,336)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,343	32,323
Amortization of deferred financing costs and debt discount	1,714	9,925
Deferred taxes	337	(5,705)
Stock-based compensation	28,962	22,408
Change in fair value of acquisition-related contingent consideration	—	2,605
Acquisition-related contingent consideration paid	(67)	(2,390)
Other noncash items	9	(70)
Changes in operating assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	789	(3,220)
Inventories	(866)	(494)
Prepaid expenses and other current assets	(6,084)	7,209
Client claims receivables	(872)	—
Other assets	(2,604)	(382)
Accounts payable	1,587	(1,432)
Accrued expenses and other liabilities	2,138	(5,408)
Client claims payables	423	—
Other long-term liabilities	(108)	315
Net cash provided by operating activities	3,017	5,348

Cash flows from investing activities:
Purchases of property and equipment	(1,611)	(2,537)
Software development costs	(22,649)	(13,734)
Net cash used in investing activities	(24,260)	(16,271)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,683	3,225
Payments for employee taxes for shares withheld	—	(2,993)
Payments for debt financing costs	(8)	(38)
Borrowings on line of credit	17,500	—
Payment of acquisition-related notes payable	(13,000)	—
Payments of acquisition-related contingent consideration	(99)	(3,504)
Repayments of long-term debt and finance leases	(4)	(54)
Net cash provided by (used in) financing activities	8,072	(3,364)

Net decrease in cash and restricted cash	(13,171)	(14,287)
Cash and restricted cash, beginning of period	28,532	46,581
Cash and restricted cash, end of period	$15,361	$32,294

TABULA RASA HEALTHCARE, INC.

UNAUDITED SEGMENT RESULTS

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue
CareVention HealthCare:
PACE product revenue	$50,321	$39,086	$139,021	$115,103
PACE solutions	14,707	11,214	42,973	34,307
Total CareVention HealthCare	65,028	50,300	181,994	149,410

MedWise HealthCare:
Product revenue	315	279	475	722
Medication safety services	9,467	9,817	31,247	39,844
Software subscription and services	11,776	10,110	31,859	30,191
Total MedWise HealthCare	21,558	20,206	63,581	70,757

Total Revenue	$86,586	$70,506	$245,575	$220,167

Adjusted EBITDA
CareVention HealthCare	$14,014	$12,735	$40,983	$36,560
MedWise HealthCare	2,618	1,009	7,532	8,537
Shared Services	(10,915)	(8,650)	(33,236)	(28,062)
Total Adjusted EBITDA	$5,717	$5,094	$15,279	$17,035

Adjusted EBITDA margin
CareVention HealthCare	21.6%	25.3%	22.5%	24.5%
MedWise HealthCare	12.1%	5.0%	11.8%	12.1%
Total Adjusted EBITDA margin	6.6%	7.2%	6.2%	7.7%

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(17,111)	$(21,589)	$(57,684)	$(50,336)
Add:
Interest expense, net	2,230	4,722	6,959	14,000
Income tax expense (benefit)	134	(1,830)	466	(5,705)
Depreciation and amortization	12,099	12,199	35,343	32,323
Change in fair value of acquisition-related contingent consideration expense	—	2,005	—	2,605
Settlement	—	—	500	—
Severance expense	354	917	516	917
Acquisition-related expense	—	572	217	823
Stock-based compensation expense	8,011	8,098	28,962	22,408
Adjusted EBITDA	$5,717	$5,094	$15,279	$17,035

Total revenue	$86,586	$70,506	$245,575	$220,167
Adjusted EBITDA margin	6.6%	7.2%	6.2%	7.7%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020

	(In thousands except per share amounts)				(In thousands except per share amounts)
Reconciliation of diluted net loss per share to Adjusted Diluted EPS
GAAP net loss, basic and diluted, and net loss per share, basic and diluted	$(17,111)	$(0.73)	$(21,589)	$(0.99)	$(57,684)	$(2.48)	$(50,336)	$(2.33)
Adjustments:
Change in fair value of acquisition-related contingent consideration expense	—		2,005		—		2,605
Amortization of acquired intangibles	7,060		8,291		21,468		21,936
Amortization of debt discount and issuance costs	406		3,280		1,310		9,647
Settlement	—		—		500		—
Severance expense	354		917		516		917
Acquisition-related expense	—		572		217		823
Stock-based compensation expense	8,011		8,098		28,962		22,408
Impact to income taxes (1)	439		(1,762)		1,588		(6,306)
Adjusted net (loss) income and Adjusted Diluted EPS	$(841)	$(0.04)	$(188)	$(0.01)	$(3,123)	$(0.13)	$1,694	$0.07

(1)	The impact to taxes was calculated using a normalized statutory tax rate applied to pre-tax income or loss adjusted for the respective items above and then subtracting or adding the tax benefit or provision, respectively, as determined for GAAP purposes.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reconciliation of weighted average shares of common stock outstanding, diluted, to weighted average shares of common stock outstanding, diluted for Adjusted Diluted EPS
Weighted average shares of common stock outstanding, basic and diluted for GAAP	23,407,391	21,779,808	23,230,138	21,571,214
Adjustments:
Weighted average dilutive effect of stock options	—	—	—	1,281,367
Weighted average dilutive effect of restricted stock	—	—	—	491,245
Weighted average dilutive effect of contingent shares	—	—	—	74,102
Weighted average shares of common stock outstanding, diluted for Adjusted Diluted EPS (1)	23,407,391	21,779,808	23,230,138	23,417,928

(1)	For the three and nine months ended September 30, 2021, we accounted for the convertible senior subordinated notes utilizing the if-converted method. Under this method, we are required to presume that the convertible senior subordinated notes are converted at the beginning of the current period and settled entirely in our common stock. However, no potential shares are assumed outstanding and are excluded from the diluted EPS calculation if including them would have an anti-dilutive effect. For the three and nine months ended September 30, 2021, there was no impact on diluted EPS from the convertible senior subordinated notes as the conversion would have had an anti-dilutive effect.

For the three and nine months ended September 30, 2020, we accounted for the convertible senior subordinated notes utilizing the treasury stock method. Under this method, we presumed that we would settle the notes entirely or partly in cash. The underlying shares issuable upon conversion of the notes were excluded from the calculation of diluted EPS, except to the extent that the average stock price for the reporting period exceeded their conversion price of $69.95 per share. For the three and nine months ended September 30, 2020, there was no impact on diluted EPS from the convertible senior subordinated notes as the conversion price exceeded our average stock price.

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE RANGES

(In millions)

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	LOW	HIGH	LOW	HIGH
Reconciliation from Net Loss Guidance to Adjusted EBITDA Guidance
Net loss:	$(19.8)	$(18.8)	$(77.5)	$(76.5)
Add:
Interest expense	2.2	2.2	9.2	9.2
Income tax expense	0.1	0.1	0.6	0.6
Depreciation and amortization	12.1	12.1	47.4	47.4
Settlement	—	—	0.5	0.5
Severance expense	0.4	0.4	0.9	0.9
Stock-based compensation expense	9.0	9.0	38.0	38.0
Acquisition-related expense	—	—	0.2	0.2
Adjusted EBITDA	$4.0	$5.0	$19.3	$20.3

Contact:

Investors

Frank Sparacino

fsparacino@trhc.com

T: 312-451-2157

Media

Anthony Mirenda

amirenda@trhc.com

T: 908-380-2143